Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:
James C. Katzaroff
Manakoa Services Corporation Phone: 509 736 7000

Investors:
Jordan Silverstein/Tom Caden
The Investor Relations Group Phone: 212 825 3210

MANAKOA SERVICES CORPORATION ELECTS KEN HATCH TO THE BOARD OF DIRECTORS

Kennewick, WA. September 28, 2004. Manakoa Services Corporation (MKOS.PK) has elected Ken Hatch to its Board of Directors.

Admiral Stuart Platt, USN Ret., Chairman of Manakoa Services Corporation, stated, "The addition of Ken Hatch to our Board of Directors is another positive action in strengthening Manakoa's strategic planning capabilities; Ken brings a wealth of successful business experience and broad understanding of the commercial sectors to which we will market. The Board welcomes and looks forward to his counsel going forward"

Mr. Hatch is a respected business executive who has served on numerous corporate, charity, civic and higher education Boards of Directors. Mr. Hatch currently is CEO of Hatch Enterprises, Inc. which he founded in 1997 to provide organizational and corporate image communications consulting for corporations under development, in transition, or in crisis. He previously was President and Chairman of The Pacific Institute from 1995-1997. The Pacific Institute does business in 41 countries and in 13 languages. Mr. Hatch was President, and Chief Executive Officer of KIRO, Inc. in Seattle, a CBS television and radio station complex, from 1980-1995. He also served as the Senior Vice President, Broadcast Division for the A. H. Belo Corporation, then the 11th largest U.S. communication company.

Manakoa CEO Dr. Robert Williams echoed the company's enthusiasm in election of Ken Hatch. "He brings a wealth of knowledge and an abundance of personal integrity that I am confident will help Manakoa properly position the company for future growth."

With the election of Mr. Hatch, Manakoa Service Corporation has elected a total of four new members of the Board of Directors: CEO Robert Williams, President James C. Katzaroff, Dr. James C. Riviere and Mr. Hatch. The company also confirmed the election of Admiral Stuart Platt as Chairman of the Board.

Manakoa Service Corporation also accepted the resignations of Board members Tina Hansen and Brad Partridge after a period of outstanding service to the company.

About Manakoa

Manakoa (www.Manakoa.com) is an independent software vendor and professional consulting services company addressing the multi-billion dollar IT security, IT compliance, and regulatory compliance marketplace for enterprise customers. Manakoa's security and compliance solutions suite offers advanced automation software and pre-configured scalable platforms designed to control business and IT policies, implement and enforce mandated compliance initiatives, and provide dynamic views for monitoring and administration based on the role and permissions of user and department. This groundbreaking software platform transforms high cost security and compliance consulting engagements into automated, consistent, and cost-effective technology. Manakoa's software platform can greatly reduce consulting hours and time-to-compliance through sustainable, repeatable technology.

Manakoa's flagship product, Compliance WorkCenter (TM), is being previewed by Fortune 500 companies due to its unique approach of providing a pre-configured template based platform, for analyzing compliance with United States regulations such as the Gramm Leach Bliley Act, Sarbanes Oxley, the USA Patriot Act, and HIPPA. Through the use of Compliance WorkCenter this analysis can be done department by department. Manakoa's full product suite, which will include Compliance Enforcer(TM) and Compliance Monitor(TM), will provide a scalable, cost-effective total compliance solution, which can be easily utilized in concert with a company's existing IT. The product suite is unique in its comprehensive approach to the full scope of compliance and risk management assessment, remediation, policy enforcement, and monitoring.

Enterprise customers wishing to learn more, preview upcoming product releases or engage Manakoa for compliance and security audits and scope enforcement needs should contact Ed Nichols, VP Business Development, in our Boulder, Colorado office, phone (303) 448-8964 and by email at Enichols@Manakoa.com.

SAFE HARBOR STATEMENT

Under the Private Securities Litigation Reform Act-with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including, but not limited to, product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors which are outside the control of the Company. Actual results and developments may differ materially from those contemplated by these statements depending on such factors as changes in general economic conditions and financial or equity markets, technological changes, and other business risk factors. The Company does not assume, and expressly disclaims, any obligation to update these forward-looking statements.